EXHIBIT 99.1

Zoetis Announces Second Quarter 2019 Results

•	Reports Revenue of $1.5 Billion, Growing 9%, and Net Income of $371 Million, or $0.77 per Diluted Share, Decreasing 3%, on a Reported Basis for Second Quarter 2019

•	Reports Adjusted Net Income of $436 Million, or Adjusted Diluted EPS of $0.90, for Second Quarter 2019

•	Delivers 14% Operational Growth in Revenue and 17% Operational Growth in Adjusted Net Income for Second Quarter 2019

•	Raises Full Year 2019 Revenue Guidance to $6.175 - $6.275 Billion and Diluted EPS of $2.93 - $3.04 on a Reported Basis, or $3.53 - $3.60 on an Adjusted Basis

PARSIPPANY, N.J. - Aug. 6, 2019 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2019 and raised its guidance for full year 2019.

The company reported revenue of $1.5 billion for the second quarter of 2019, an increase of 9% compared with the second quarter of 2018. Net income for the second quarter of 2019 was $371 million, or $0.77 per diluted share, a decrease of 3%, on a reported basis.

Adjusted net income1 for the second quarter of 2019 was $436 million, or $0.90 per diluted share, an increase of 16% and 17%, respectively, on a reported basis. Adjusted net income for the second quarter of 2019 excludes the net impact of $65 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2019 increased 14%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2019 increased 17% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“We continued our strong performance through the first half of the year, with 14% operational revenue growth in the second quarter,” said Juan Ramόn Alaix, Chief Executive Officer at Zoetis. “Our companion animal portfolio is continuing its positive momentum, with 22% operational revenue

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growth, based on diagnostic sales from the Abaxis acquisition, strong sales of our key dermatology products, and parasiticides. Livestock product sales returned to growth in the second quarter at 3% operationally, with increases across all species.”

“We remain confident that our latest innovations combined with our core business will spur future growth and profitability, and I am pleased to report that we have increased our full-year guidance for 2019,” said Alaix.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals, tailored to local trends and customer needs. In the second quarter of 2019:

•
Revenue in the U.S. segment was $780 million, an increase of 15% compared with the second quarter of 2018. Sales of companion animal products grew 23% driven primarily by the acquisition of Abaxis, key dermatology products, and a number of our in-line products including Simparica®, Clavamox®, Cerenia® and ProHeart® 6. Sales of livestock products grew 3% in the quarter, driven primarily by poultry products from increased sales of alternatives to antibiotics in medicated feed additives. Promotional activity resulted in modest growth in our swine portfolio, which was offset by a modest decline in cattle products due to continued weakness in both the dairy and beef sectors.

•
Revenue in the International segment was $742 million, an increase of 2% on a reported basis and an increase of 10% operationally, compared with the second quarter of 2018. Sales of companion animal products grew 12% on a reported basis and 21% on an operational basis. Growth resulted primarily from increased sales across our key dermatology portfolio, parasiticides, including Simparica and Stronghold® Plus, and the acquisition of Abaxis. Sales of livestock products declined 4% on a reported basis, but increased 4% operationally. Growth in our poultry portfolio was driven by increased sales of vaccines and medicated feed additives. Growth in cattle product sales was the result of a favorable comparison to the prior year which was negatively impacted by a national trucking strike in Brazil. Sales of swine products were flat compared to the prior year, with growth in vaccines, including new products, offset by the ongoing impact of African Swine Fever in China.

INVESTMENTS IN GROWTH
Zoetis diversifies and grows its business through the introduction of new products, lifecycle innovations, business development initiatives, and entries into new markets and technologies. The company is increasingly focused on developing integrated solutions for veterinarians and farmers that span the continuum of animal healthcare - helping to predict, prevent, detect and treat diseases.

Zoetis is strengthening its parasiticide portfolio for companion animals with new internal innovations. In July, the company received a positive opinion from the European Medicines Agency's Committee

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for Medicinal Products for Veterinary Use (CVMP) for our three-way combination parasiticide for dogs, and looks forward to the final decision from the European Commission later this year. Regulatory reviews are also underway in the U.S., Canada, Australia, Brazil and Japan, with further submissions expected in China and Mexico this year. If approved, Zoetis anticipates this product coming to market in Europe and the U.S. in 2020. The company also recently gained U.S. Food and Drug Administration (FDA) approval of ProHeart 12 (moxidectin), the industry’s only once-yearly injection to prevent heartworm disease in dogs 12 months of age and older.

In the second quarter, Zoetis expanded its Fostera® swine vaccine franchise with approvals of different formulations in new geographies. Fostera Gold PCV MH was approved in Brazil. This vaccine, currently commercially available in the U.S., Canada and several other markets, provides livestock farmers with greater options and flexibility in protecting pigs from porcine circovirus (PCV2) and Mycoplasma hyopneumoniae (M. hyo). Fostera PCV, a single-dose vaccine that aids in the prevention of PCV2, was also approved in China.

In addition to new product approvals and lifecycle innovations, Zoetis continues to support future growth through business development activities. The company recently announced plans to acquire Platinum Performance, a privately held, nutrition-focused animal heath company. Platinum’s premium nutritional product formulas and unique approach to the field of scientific wellness for horses, dogs and cats will further strengthen and diversify Zoetis’ portfolio in the equine and petcare markets. The acquisition is expected to be completed in the third quarter of 2019 after customary closing conditions are met. The company also signed an agreement with Colorado State University (CSU) to establish a research lab at CSU that will explore the livestock immune system and target new immunotherapies that could serve as alternatives to antibiotics in food production animals.

FINANCIAL GUIDANCE

Zoetis is raising its full year 2019 guidance, which includes:

•	Revenue between $6.175 billion and $6.275 billion

•	Reported diluted EPS between $2.93 and $3.04

•	Adjusted diluted EPS between $3.53 and $3.60
This increased guidance reflects the ongoing strength and performance of our business, as well as foreign exchange rates as of late July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2019 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Aug. 6, 2019.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2018, the company generated annual revenue of $5.8 billion with approximately 10,000 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, product approvals or products under development, expected timing of product launches, expectations regarding the performance of acquired companies and our ability to integrate new businesses, expectations regarding the financial impact of acquisitions, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including in the sections

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thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

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Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Marissa Patel
1-973-443-2777 (o)	1-973-443-2996 (o)
kristen.seely@zoetis.com	marissa.patel@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change
Revenue	$1,547	$1,415	9	$3,002	$2,781	8
Costs and expenses:
Cost of sales	465	447	4	983	894	10
Selling, general and administrative expenses	406	359	13	775	697	11
Research and development expenses	111	102	9	213	199	7
Amortization of intangible assets	39	23	70	77	46	67
Restructuring charges and certain acquisition-related costs	22	5	*	27	7	*
Interest expense	55	46	20	111	93	19
Other (income)/deductions–net	(6)	(4)	50	(20)	(9)	*
Income before provision for taxes on income	455	437	4	836	854	(2)
Provision for taxes on income	84	55	53	153	122	25
Net income before allocation to noncontrolling interests	371	382	(3)	683	732	(7)
Less: Net loss attributable to noncontrolling interests	—	(2)	(100)	—	(4)	(100)
Net income attributable to Zoetis	$371	$384	(3)	$683	$736	(7)

Earnings per share—basic	$0.77	$0.79	(3)	$1.43	$1.52	(6)

Earnings per share—diluted	$0.77	$0.79	(3)	$1.41	$1.51	(7)

Weighted-average shares used to calculate earnings per share
Basic	478.8	483.8		479.2	484.8
Diluted	482.3	487.5		482.7	488.6

(a)
The condensed consolidated statements of income present the quarter and six months ended June 30, 2019 and June 30, 2018. Subsidiaries operating outside the United States are included for the quarter and six months ended May 31, 2019 and May 31, 2018.

* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended June 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$465	$(5)	$—	$(3)	$457
Gross profit	1,082	5	—	3	1,090
Selling, general and administrative expenses	406	(18)	—	—	388
Research and development expenses	111	(1)	—	—	110
Amortization of intangible assets	39	(34)	—	—	5
Restructuring charges and certain acquisition-related costs	22	—	(22)	—	—
Income before provision for taxes on income	455	58	22	3	538
Provision for taxes on income	84	13	4	1	102
Net income attributable to Zoetis	371	45	18	2	436
Earnings per common share attributable to Zoetis–diluted	0.77	0.09	0.04	—	0.90

	Quarter Ended June 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$447	$(2)	$—	$(2)	$443
Gross profit	968	2	—	2	972
Selling, general and administrative expenses	359	(2)	—	—	357
Amortization of intangible assets	23	(19)	—	—	4
Restructuring charges and certain acquisition-related costs	5	—	—	(5)	—
Income before provision for taxes on income	437	23	—	7	467
Provision for taxes on income	55	4	—	35	94
Net income attributable to Zoetis	384	19	—	(28)	375
Earnings per common share attributable to Zoetis–diluted	0.79	0.04	—	(0.06)	0.77

(a)
The condensed consolidated statements of income present the quarter and six months ended June 30, 2019 and June 30, 2018. Subsidiaries operating outside the United States are included for the quarter and six months ended May 31, 2019 and May 31, 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - Continued
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$983	$(19)	$—	$(73)	$891
Gross profit	2,019	19	—	73	2,111
Selling, general and administrative expenses	775	(36)	—	—	739
Research and development expenses	213	(1)	—	—	212
Amortization of intangible assets	77	(68)	—	—	9
Restructuring charges and certain acquisition-related costs	27	—	(27)	—	—
Income before provision for taxes on income	836	124	27	73	1,060
Provision for taxes on income	153	33	5	9	200
Net income attributable to Zoetis	683	91	22	64	860
Earnings per common share attributable to Zoetis–diluted	1.41	0.19	0.05	0.13	1.78

	Six Months Ended June 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$894	$(4)	$—	$(3)	$887
Gross profit	1,887	4	—	3	1,894
Selling, general and administrative expenses	697	(3)	—	(1)	693
Research and development expenses	199	(1)	—	—	198
Amortization of intangible assets	46	(38)	—	—	8
Restructuring charges and certain acquisition-related costs	7	—	(1)	(6)	—
Income before provision for taxes on income	854	46	1	10	911
Provision for taxes on income	122	15	—	38	175
Net income attributable to Zoetis	736	31	1	(28)	740
Earnings per common share attributable to Zoetis–diluted	1.51	0.06	—	(0.06)	1.51

(a)
The condensed consolidated statements of income present the quarter and six months ended June 30, 2019 and June 30, 2018. Subsidiaries operating outside the United States are included for the quarter and six months ended May 31, 2019 and May 31, 2018.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Integration costs(a)	$8	$—	$9	$1
Restructuring charges(b)	14	—	18	—
Total acquisition-related costs—pre-tax	22	—	27	1
Income taxes(c)	4	—	5	—
Total acquisition-related costs—net of tax	$18	$—	$22	$1

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(b)	Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

Certain amounts may reflect rounding adjustments.

(2)	Certain significant items include the following:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operational efficiency initiative(a)	$—	$1	$—	$1
Supply network strategy(a)	3	3	5	5
Other restructuring charges and cost-reduction/productivity initiatives(b)	—	3	—	3
Other(c)	—	—	68	1
Total certain significant items—pre-tax	3	7	73	10
Income taxes(d)	1	35	9	38
Total certain significant items—net of tax	$2	$(28)	$64	$(28)

(a)
Represents consulting fees and product transfer costs, included in Cost of sales, and employee termination costs and exit costs, included in Restructuring charges and certain acquisition-related costs, related to cost-reduction and productivity initiatives.

(b)
For the quarter and six months ended June 30, 2018, represents employee termination costs in Europe as a result of initiatives to better align our organizational structure, included in Restructuring charges and certain acquisition-related costs.

(c)	For the six months ended June 30, 2019, represents a change in estimate related to inventory costing, included in Cost of sales.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the quarter and six months ended June 30, 2018, also includes a net tax benefit related to a measurement-period adjustment to the provisional one-time mandatory deemed repatriation tax on the company's undistributed non-U.S. earnings pursuant to the Tax Cuts and Jobs Act.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$457	$443	3%	(9)%	12%
as a percent of revenue	29.5%	31.3%	NA	NA	NA
Adjusted SG&A expenses	388	357	9%	(3)%	12%
Adjusted R&D expenses	110	102	8%	(2)%	10%
Adjusted net income attributable to Zoetis	436	375	16%	(1)%	17%

	Six Months Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$891	$887	—%	(8)%	8%
as a percent of revenue	29.7%	31.9%	NA	NA	NA
Adjusted SG&A expenses	739	693	7%	(3)%	10%
Adjusted R&D expenses	212	198	7%	(2)%	9%
Adjusted net income attributable to Zoetis	860	740	16%	(2)%	18%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2019 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2019
Revenue	$6,175 to $6,275
Operational growth(a)	8.5% to 10.0%
Organic operational growth(b)	5.5% to 7.0%
Adjusted cost of sales as a percentage of revenue(c)	30% to 31%
Adjusted SG&A expenses(c)	$1,505 to $1,545
Adjusted R&D expenses(c)	$450 to $465
Adjusted interest expense and other (income)/deductions(c)	Approximately $190
Effective tax rate on adjusted income(c)	Approximately 20%
Adjusted diluted EPS(c)	$3.53 to $3.60
Adjusted net income(c)	$1,700 to $1,735
Operational growth(a)(d)	9% to 12%
Certain significant items and acquisition-related costs(e)	$110 to $130

The guidance reflects foreign exchange rates as of late July 2019.
Reconciliations of 2019 reported guidance to 2019 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(e)	Purchase accounting	Adjusted(c)

Cost of sales as a percentage of revenue	31.8% - 32.8%	~ (1.3%)	~ (0.5%)	30% - 31%
SG&A expenses	$1,580 to $1,620		($75)	$1,505 to $1,545
R&D expenses	$452 to $467		($2)	$450 to $465
Interest expense and other (income)/deductions	~ $190			~ $190
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$2.93 to $3.04	$0.19 to $0.23	$0.37	$3.53 to $3.60
Net income attributable to Zoetis	$1,410 to $1,465	$90 to $110	~ $180	$1,700 to $1,735

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)	Organic operational growth (a non-GAAP financial measure) excludes the impact of the acquisition of Abaxis as well as foreign exchange.

(c)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(d)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(e)	Primarily includes certain nonrecurring costs related to the acquisition of Abaxis and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$724	$734	(1)%	(4)%	3%
Companion Animal	798	671	19%	(3)%	22%
Contract Manufacturing & Human Health Diagnostics	25	10	*	*	*
Total Revenue	$1,547	$1,415	9%	(5)%	14%

U.S.
Livestock	$280	$271	3%	—%	3%
Companion Animal	500	406	23%	—%	23%
Total U.S. Revenue	$780	$677	15%	—%	15%

International
Livestock	$444	$463	(4)%	(8)%	4%
Companion Animal	298	265	12%	(9)%	21%
Total International Revenue	$742	$728	2%	(8)%	10%

Livestock:
Cattle	$379	$396	(4)%	(5)%	1%
Swine	158	165	(4)%	(5)%	1%
Poultry	143	129	11%	(4)%	15%
Fish	25	24	4%	(2)%	6%
Other	19	20	(5)%	(5)%	—%
Total Livestock Revenue	$724	$734	(1)%	(4)%	3%

Companion Animal:
Dogs and Cats	$754	$630	20%	(3)%	23%
Horses	44	41	7%	(3)%	10%
Total Companion Animal Revenue	$798	$671	19%	(3)%	22%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
*Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES - Continued
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$1,431	$1,504	(5)%	(5)%	—%
Companion Animal	1,527	1,261	21%	(4)%	25%
Contract Manufacturing & Human Health Diagnostics	44	16	*	*	*
Total Revenue	$3,002	$2,781	8%	(4)%	12%

U.S.
Livestock	$553	$563	(2)%	—%	(2)%
Companion Animal	945	748	26%	—%	26%
Total U.S. Revenue	$1,498	$1,311	14%	—%	14%

International
Livestock	$878	$941	(7)%	(8)%	1%
Companion Animal	582	513	13%	(9)%	22%
Total International Revenue	$1,460	$1,454	—%	(8)%	8%

Livestock:
Cattle	$759	$812	(7)%	(6)%	(1)%
Swine	307	340	(10)%	(5)%	(5)%
Poultry	282	265	6%	(5)%	11%
Fish	48	46	4%	(3)%	7%
Other	35	41	(15)%	(6)%	(9)%
Total Livestock Revenue	$1,431	$1,504	(5)%	(5)%	—%

Companion Animal:
Dogs and Cats	$1,442	$1,179	22%	(4)%	26%
Horses	85	82	4%	(4)%	8%
Total Companion Animal Revenue	$1,527	$1,261	21%	(4)%	25%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
*Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$741.9	$727.9	2%	(8)%	10%
Australia	48.8	50.9	(4)%	(8)%	4%
Brazil	74.2	68.3	9%	(15)%	24%
Canada	53.7	55.6	(3)%	(4)%	1%
China	56.0	60.1	(7)%	(6)%	(1)%
France	27.1	29.5	(8)%	(8)%	—%
Germany	39.1	38.4	2%	(8)%	10%
Italy	27.6	26.1	6%	(8)%	14%
Japan	41.1	39.1	5%	(3)%	8%
Mexico	29.9	25.5	17%	(3)%	20%
Spain	30.0	30.0	—%	(8)%	8%
United Kingdom	42.3	36.1	17%	(7)%	24%
Other developed markets	88.1	88.9	(1)%	(6)%	5%
Other emerging markets	184.0	179.4	3%	(10)%	13%

	Six Months Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(a)
Total International	$1,459.9	$1,453.8	—%	(8)%	8%
Australia	96.8	98.5	(2)%	(9)%	7%
Brazil	134.3	137.9	(3)%	(15)%	12%
Canada	94.8	95.8	(1)%	(5)%	4%
China	115.5	124.0	(7)%	(6)%	(1)%
France	59.4	62.7	(5)%	(7)%	2%
Germany	75.6	75.9	—%	(7)%	7%
Italy	55.7	53.2	5%	(7)%	12%
Japan	78.4	80.0	(2)%	(1)%	(1)%
Mexico	58.0	49.9	16%	(3)%	19%
Spain	57.1	55.3	3%	(7)%	10%
United Kingdom	99.0	88.2	12%	(8)%	20%
Other developed markets	171.9	168.2	2%	(6)%	8%
Other emerging markets	363.4	364.2	—%	(11)%	11%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$780	$677	15%	—%	15%
Cost of Sales	158	140	13%	—%	13%
Gross Profit	622	537	16%	—%	16%
Gross Margin	79.7%	79.3%
Operating Expenses	127	116	9%	—%	9%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$495	$421	18%	—%	18%

International:
Revenue	$742	$728	2%	(8)%	10%
Cost of Sales	218	229	(5)%	(13)%	8%
Gross Profit	524	499	5%	(6)%	11%
Gross Margin	70.6%	68.5%
Operating Expenses	146	147	(1)%	(10)%	9%
Other (income)/deductions	—	2	*	*	*
International Earnings	$378	$350	8%	(4)%	12%

Total Reportable Segments	$873	$771	13%	(2)%	15%

Other business activities(c)	(79)	(82)	(4)%
Reconciling Items:
Corporate(d)	(178)	(139)	28%
Purchase accounting adjustments(e)	(58)	(23)	*
Acquisition-related costs(f)	(22)	—	*
Certain significant items(g)	(3)	(7)	(57)%
Other unallocated(h)	(78)	(83)	(6)%
Total Earnings(i)	$455	$437	4%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)
Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health diagnostic business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS - Continued
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2019	2018	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,498	$1,311	14%	—%	14%
Cost of Sales	305	280	9%	—%	9%
Gross Profit	1,193	1,031	16%	—%	16%
Gross Margin	79.6%	78.6%
Operating Expenses	237	212	12%	—%	12%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$956	$819	17%	—%	17%

International:
Revenue	$1,460	$1,454	—%	(8)%	8%
Cost of Sales	428	463	(8)%	(12)%	4%
Gross Profit	1,032	991	4%	(7)%	11%
Gross Margin	70.7%	68.2%
Operating Expenses	278	280	(1)%	(10)%	9%
Other (income)/deductions	—	3	*	*	*
International Earnings	$754	$708	6%	(5)%	11%

Total Reportable Segments	$1,710	$1,527	12%	(2)%	14%

Other business activities(c)	(159)	(163)	(2)%
Reconciling Items:
Corporate(d)	(340)	(292)	16%
Purchase accounting adjustments(e)	(124)	(46)	*
Acquisition-related costs(f)	(27)	(1)	*
Certain significant items(g)	(73)	(10)	*
Other unallocated(h)	(151)	(161)	(6)%
Total Earnings(i)	$836	$854	(2)%

(a)	For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)
Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health diagnostic business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
* Calculation not meaningful.
Certain amounts and percentages may reflect rounding adjustments.

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